UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 3, 2015

Date of Report (date of earliest event reported)

WORKDAY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35680	20-2480422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

6230 Stoneridge Mall Road

Pleasanton, California 94588

(Address of principal executive offices)

Registrant’s telephone number, including area code: (925) 951-9000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2015, Mark Peek and Philip Wilmington were appointed co-Presidents of Workday, Inc. (“Workday”). Mr. Peek will continue to also serve as Chief Financial Officer.

Mr. Wilmington, 56, joined Workday in February 2015 as Executive Vice President of Field Operations. Prior to joining Workday, Mr. Wilmington served as president and chief operating officer at Tidemark Systems, a financial planning and analysis software company, from August 2012 to February 2015, and as Executive Chairman from 2011 to August 2012. Mr. Wilmington also previously served as President and co-CEO at OutlookSoft, co-president at PeopleSoft and held senior leadership positions at TriNet and Tesseract.

Also on June 3, 2015, Michael Stankey was appointed as a member and Vice Chairman of Workday’s Board of Directors. In connection with Mr. Stankey’s appointment, the Board increased the authorized number of Board members to eight members, five of whom are independent. Mr. Stankey will serve as a Class I director, with a term expiring at the 2016 annual meeting of stockholders. Prior to June 3, 2015, Mr. Stankey served as President and Chief Operating Officer. Mr. Stankey remains an executive officer of Workday.

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in fiscal Year

On June 3, 2015, the Board of Directors of Workday adopted an amendment (the “Amendment”) to the Bylaws of Workday. The Amendment became effective immediately upon its adoption. The Amendment:

•	amended Section 2.2 of the Bylaws “Chairman and Vice Chairman of the Board of Directors” to provide that the Board of Directors may appoint one or more Vice Chairman of the Board; and

•	amended Section 4.3 of the Bylaws “President” to provide for co-Presidents and made various conforming changes

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.1	Amended and Restated Bylaws of Workday, Inc. as adopted June 3, 2015.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2015	Workday, Inc.

/s/ James P. Shaughnessy
James P. Shaughnessy
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Exhibit Title

3.1	Amended and Restated Bylaws of Workday, Inc. as amended June 3, 2015